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                                                                    EXHIBIT 10.1


                            EXECUTIVE EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

     AGREEMENT, dated as of the 1st day of August, 2001, by and between The Holmes Group, Inc., a Massachusetts corporation (the "Company"), and Peter Martin (the "Executive").

     WHEREAS, the Company desires to engage the full-time services of the Executive and the Executive desires to be so employed by the Company;

     WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available solely to the Company on such full-time basis, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth; and

     WHEREAS, the Company desires to be assured that the confidential information and good will of the Company will be preserved for the exclusive benefit of the Company;

     NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     Section 1. EMPLOYMENT. The Company hereby employs the Executive as its President and Chief Executive Officer reporting to the Board of Directors of the Company (the "Board"), and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth. The Executive will be appointed to the Board of Directors of the Company, and the Executive agrees to serve as a member of the Board, subject to and in accordance with the Company's By-Laws.

     Section 2. TERM. Unless sooner terminated as provided in Section 7, the term of employment under this Agreement (including payment of the Base Salary as defined below) shall begin on August 1, 2001 and shall conclude on December 31, 2002 (the "Term"). This Agreement shall be renewed for additional consecutive one year terms ("Renewal Terms") unless either party shall give to the other written notice not less than one hundred twenty (120) days prior to the end of the Term or any Renewal Term that it or he does not wish to renew this Agreement.

     Section 3. DUTIES. The Executive will have the duties, responsibilities and authority normally associated with the position of President and Chief Executive Officer, subject to the general supervision of the Board. The Executive hereby agrees to devote his full business time and best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Term or any Renewal Term.
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     Section 4. BASE SALARY. In consideration of the services rendered by the
Executive under this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") at the rate of Four Hundred Fifty Thousand Dollars ($450,000) per calendar year. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried executive employees, and the Board may review the Base Salary annually in a manner consistent with the Company's policies and may increase the Base Salary from time to time in its sole discretion.

     Section 5. BONUS COMPENSATION.

          (a) The Executive shall be entitled to receive a so-called "signing bonus" in the amount of Fifty Thousand ($50,000), payable on the first regular payroll date for salaried executives following the commencement of the Executive's employment, subject to customary payroll deductions.

          (b) In addition, the Executive shall be entitled to receive a guaranteed bonus for calendar 2001 of 50% of the Base Salary actually earned in 2001. For each year after 2001 the Executive shall be entitled to receive an annual performance bonus within a range of 0% to 100% of the Base Salary, with a target bonus of 50% of the Base Salary, based on achievement of certain performance criteria as established by the Board in its sole discretion for each such year. Such criteria shall include the Company's achievement of a target level of earnings before taxes, depreciation and amortization (with such other accounting adjustments as may be deemed appropriate by the Board). The bonuses described in this
     Section 5(b) shall be payable within ten (10) business days following the Company's receipt of its audited financial statements for the previous year (it being acknowledged that such bonuses will be determined in part based on such audited financial statements).

     Section 6. BENEFITS. In addition to the compensation detailed in Section 4 and 5 of this Agreement and those benefits listed on Exhibit A hereto, the Executive shall be entitled to the following additional benefits:

     Section 6.01. PAID VACATION. The Executive shall be entitled to vacation according to Company policy, such vacation to extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder.

     Section 6.02. INSURANCE COVERAGE. During the Term or Renewal Terms, the Company shall provide the Executive with group health and life insurance protection to the same extent that it makes such protection available to its other executive employees.

     Section 6.03. AUTOMOBILE. In recognition of the necessity of the use of an automobile for the efficient and expeditious performance of the Executive's duties and obligations on behalf


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of the Company, the Company, at its cost, shall supply to the Executive for such use an automobile of such make and model and upon such terms and conditions as the Board shall determine from time to time.

     Section 6.04. REIMBURSEMENT OF EXPENSES. The Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

     Section 7. TERMINATION. This Agreement shall be terminated at the end of the Term or any Renewal Term, or earlier as follows:

     Section 7.01. DEATH. This Agreement shall terminate upon the death of the Executive, except that the compensation provided in Section 4 shall continue through the end of the month in which the Executive's death occurs.

     Section 7.02. PERMANENT DISABILITY. In the event of any physical or mental disability of the Executive rendering the Executive unable to perform his duties hereunder for a period of at least one hundred twenty (120) consecutive days and the further determination that the disability is permanent with regard to the Executive's ability to return to work in his full capacity ("Permanent Disability"), this Agreement shall terminate automatically. Any determination of disability shall be made by the Board in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Executive. The failure of the Executive to submit to a reasonable examination by such physician or physicians shall act as an estoppel to any objection by the Executive to the determination of disability by the Board.

     Section 7.03. BY THE COMPANY FOR CAUSE. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

          (a) The Executive shall have been convicted of, or shall have pleaded guilty or NOLO CONTENDERE to, any felony (other than a conviction arising solely under a statutory provision imposing criminal liability on Executive on a per se basis due to the position held by Executive, so long as any act or omission of Executive with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board);

          (b) The Executive shall have willfully failed or refused to perform his duties hereunder (other than as a result of illness or disability) and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board, it


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     being understood that the Company's failure to achieve its business plan or projections shall not itself be considered a failure or refusal to perform duties;

          (c) the Executive shall have breached any provision of Section 9 or 10 hereof; or

          (d) the Executive shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company.

     Section 7.04. BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment at any time without Cause effective upon written notice to the Executive.

     Section 7.05. BY THE EXECUTIVE VOLUNTARY. The Executive may terminate this Agreement at any time effective upon at least sixty (60) days' prior written notice to the Company.

     Section 7.06. BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate this Agreement effective upon written notice to the Company for Good Reason, whether occurring at any time, including following a "Change in Control". Any such termination shall be treated as a termination by the Company without Cause. For this purpose, the term "Good Reason" shall mean: (i) the assignment to the Executive of duties which are inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Section 1 of this Agreement; (ii) a change of more than forty (40) miles in the location of the Company's offices where the Executive is located; or (iii) any material reduction in any of the benefits described in Sections 4, 5 or 6 of this Agreement; it being acknowledged that if, following a Change in Control, the Company becomes a subsidiary or division of a larger consolidated group, such event shall not by itself constitute Good Reason provided that the Executive retains the same duties and responsibilities with respect to such subsidiary or division. The term "Change in Control" shall mean any transaction in which (A) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned shares or capital stock of the Company representing less than 50% of the voting power at elections for the Board, shall acquire, whether by purchase, exchange, tender offer, merger, consolidation or otherwise, such additional shares of the Company's capital stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own 50% or more of the voting power at elections for the Board of the Company or any successor, or (B) all or substantially all of the assets of the Company are sold other than in the ordinary course of business.


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Section 8. TERMINATION PAYMENTS AND BENEFITS.

     Section 8.01. VOLUNTARY TERMINATION, TERMINATION FOR CAUSE. Upon any termination of this Agreement: (1) voluntarily by the Executive or (2) by the Company for Cause as provided in Section 7.03, all payments, salary and other benefits hereunder shall cease at the effective date of termination.

     Section 8.02. TERMINATION WITHOUT CAUSE, FOR GOOD REASON. In the event that this Agreement is terminated by the Company without Cause (including as a result of a non-renewal notice from the Company in accordance with Section 2), or by the Executive for Good Reason, the Executive shall receive as a termination settlement an amount equal to (i) twelve (12) month's salary as is in effect at the effective date of termination, plus (ii) in the event the Executive has not accepted other employment as of the first anniversary of the termination date, up to an additional six (6) month's salary as is in effect on the termination date, unless and until the Executive accepts other employment during such six-month period (the sum of (i) and (ii), the "Termination Payment"), payable in installments pursuant to the Company's normal payroll practices. In addition, the Executive shall receive that portion of the performance bonus, if any, payable pursuant to Section 5(b) hereof equal to that percentage of the calendar year during which the Executive was employed by the Company, payable when such bonus would otherwise normally be paid by the Company. In addition to the Termination Payment, the Executive shall continue to receive the insurance benefits described in Section 6.02 for a period equal to the period during which the Termination Payment is being made, to the extent permitted by the applicable plans. The Executive shall have no obligation to mitigate the amount of the Termination Payment provided for herein by seeking other employment or otherwise.

     Section 8.03. TERMINATION DUE TO PERMANENT DISABILITY. In the event that this Agreement is terminated due to the Permanent Disability of the Executive, the Executive shall receive the Termination Payment; provided, however, that the Termination Payment by the Company shall be reduced by the amount of any disability insurance payments made to the Executive pursuant to insurance provided under Section 6.02 above.

     Section 8.04. PUBLIC STATEMENT OF TERMINATION. In the event the Executive's employment terminates for any reason, the Company and the Executive shall agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are necessary to comply with the law.

     Section 8.05. NO OTHER BENEFITS. Except as specifically provided in this
Section 8, the Executive shall not be entitled to any compensation, severance or other benefits from the Company or any of its subsidiaries or affiliates upon the termination of this Agreement for any reason whatsoever.


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     Section 9. PROPRIETARY INFORMATION; INVENTIONS IN THE FIELD.

     Section 9.01. PROPRIETARY INFORMATION. In the course of his service to the Company, the Executive will have access to confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Executive may have access, whether conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which are in the public domain during the period of service by the Executive provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement.

     Section 9.02. FIDUCIARY OBLIGATIONS. The Executive agrees that Proprietary Information is of critical importance to the Company and a violation of this
Section 9.02 and Section 9.03 would seriously and irreparably impair and damage the Company's business. The Executive agrees that he shall keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company.

     Section 9.03. NON-USE AND NON-DISCLOSURE. The Executive shall not during the Term, any Renewal Term or at any time thereafter (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or authorized employees thereof at the time of such disclosure, or such other persons to whom the Executive has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of the Executive's service to the Company or (b) use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of his employment, the Executive shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall destroy any and all copies and summaries thereof.

     Section 9.04. ASSIGNMENT OF INVENTIONS. The Executive agrees to assign and transfer to the Company or its designee, without any separate remuneration or compensation, his entire right, title and interest in and to all Inventions in the Field (as defined below), together with all United States and foreign rights with respect thereto, and at the Company's expense to execute and deliver all appropriate patent and copyright applications for securing United States and foreign patents and copyrights on Inventions in the Field and to perform all lawful acts, including giving testimony, and to execute and deliver all such instruments that may be necessary or proper to vest all such Inventions in the Field and patents and copyrights with respect thereto in the Company, and to assist the Company in the prosecution or defense of any interference which


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may be declared involving any of said patent applications, patents, copyright applications or copyrights. For the purposes of this Agreement, the words "Inventions in the Field" shall include any discovery, process, design, development, improvement, application, technique, or invention, whether patentable or copyrightable or not and whether reduced to practice or not, conceived or made by the Executive, individually or jointly with others (whether on or off the Company's premises or during or after normal working hours) while in the employ of the Company, and which was or is directly or indirectly related to the business of the Company or any of its subsidiaries or affiliates, or which resulted or results from or was suggested by any work performed by any employee or agent thereof during the Term or any Renewal Term or for one year after termination of this Agreement for any reason.

     Section 10. RESTRICTIONS ON ACTIVITIES OF THE EXECUTIVE.

     Section 10.01. ACKNOWLEDGMENTS. The Executive agrees that he is being employed hereunder in a key management capacity with the Company and that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace depends upon its goodwill and reputation for quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the Company as provided herein so as to protect and preserve the legitimate business interests and good will of the Company.

     Section 10.02. GENERAL RESTRICTIONS.

          (a) During the Term and any Renewal Term and for the Non-Competition Period (as defined below), the Executive will not (anywhere in the world where the Company or any of its subsidiaries or affiliates then conducts business) engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which is Competitive with the Company (as defined below). For purposes of this Agreement, a business shall be considered "Competitive with the Company" only if it designs, manufactures and markets home comfort appliances, lighting appliances, small or portable kitchen appliances and/or any other products manufactured, marketed, sold or distributed or under development by the Company or any of its subsidiaries or affiliates during the Term and any Renewal Term. Notwithstanding the foregoing, the Executive may own, directly or indirectly, less than 1% of the capital stock of any public corporation.

          (b) For purposes of this Agreement, the "Non-Competition Period" shall mean the longer of (i) December 31, 2002 and (ii) a period of twelve
     (12) consecutive months after the Executive's employment terminates.


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     Section 10.03. EMPLOYEES. CUSTOMERS AND SUPPLIERS.

          (a) During the Term, any Renewal Term and the Non-Solicitation Period (as defined below), the Executive will not solicit, or attempt to solicit, any officer, director, consultant, executive or employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate nor will he call upon, solicit, divert or attempt to solicit or divert from the Company or any of its affiliates or subsidiaries any of their customers or suppliers, or potential customers or suppliers, of whose names he was aware during the term of his employment with the Company; provided, however, that nothing in this Section 10.03 shall be deemed to prohibit the Executive from calling upon or soliciting a customer or supplier during the Non-Solicitation Period if such action relates solely to a business which is not Competitive with the Company.

          (b) For purposes of this Agreement, the "Non-Solicitation Period" shall mean a period of twenty-four (24) consecutive months after the Executive's employment terminates.

     Section 10.04. THE EXECUTIVE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSES AT THE TIME OF COMMENCEMENT OF EMPLOYMENT HEREUNDER ARE SUFFICIENT TO PERMIT HIM, IN THE EVENT OF TERMINATION OF HIS EMPLOYMENT HEREUNDER, TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY PROVISION OF SECTION 9 OR 10 HEREOF, FOR EXAMPLE, BY USING SUCH KNOWLEDGE, SKILLS AND ABILITIES, OR SOME OF THEM, IN THE SERVICE OF A NON-COMPETITOR. THE EXECUTIVE FURTHER REPRESENTS AND WARRANTS THAT HIS ABILITY SO TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF DOES NOT DEPEND UPON HIS ABILITY TO OBTAIN COMPENSATION FOR HIS SERVICES AT, OR IN EXCESS OF, THE LEVEL AT WHICH HE IS COMPENSATED BY THE COMPANY.

     Section 11. REMEDIES. It is specifically understood and agreed that any breach of the provisions of Section 9 or 10 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages.

     Section 12. SEVERABLE PROVISIONS. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration


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or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

     Section 13. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

          If to the Company:     The Holmes Group, Inc.
                                 One Holmes Way
                                 Milford, MA 01757
                                 Attn: Chairman of the Board of Directors

          with a copy to:        Posternak, Blankstein & Lund, L.L.P.
                                 100 Charles River Plaza
                                 Boston, MA  02114
                                 Attn: Donald H. Siegel, P.C.

          If to the Executive:   Peter Martin
                                 c/o The Holmes Group, Inc.
                                 One Holmes Way
                                 Milford, MA  01757

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 13.

     Section 14. MISCELLANEOUS.

     Section 14.01. MODIFICATION. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

     Section 14.02. ASSIGNMENT AND TRANSFER. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.


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     Section 14.03. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     Section 14.04. GOVERNING LAW. This Agreement shall be construed under and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict or choice of law provisions.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                        THE HOLMES GROUP, INC.


                                        By: /s/ Jordan A.  Kahn
                                           --------------------------------
                                           Jordan A.  Kahn


                                           /s/ Peter Martin
                                           --------------------------------
                                           Peter Martin


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